                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

SEEC INVESTOR RELATIONS:
Investor_Relations@seec.com
(412) 893-0300, ext. 490


                       SEEC REPORTS FIRST QUARTER RESULTS
- Increasing activity with major system integrators including IBM and Infosys
- Software industry veteran joins Company to lead worldwide sales and services


PITTSBURGH, PA. AUGUST 8, 2003--SEEC, Inc. (NASDAQ: SEEC) today announced revenues of $1,463,000 and a net loss of $2,666,000, or $0.36 per share, for the quarter ended June 30, 2003, the first quarter of fiscal year 2004. Revenues for the first quarter of last fiscal year were $744,000, with a net loss of $1,560,000, or $0.26 per share. Financial results for the first quarter of fiscal year 2004 include revenues and expenses attributable to the January 8, 2003 acquisition of certain assets of Asera, Inc.

         Commenting on the Company's performance, Ravi Koka, president and CEO of SEEC, stated, "We are seeing increased interest in both our legacy transformation and composite application product suites despite longer sales cycles and conservative IT spending by major companies. Significant sales opportunities were either postponed or cancelled in the first quarter due to the market situation, and this had a material impact on our first quarter revenues. We are adjusting our sales process and working to close these opportunities and accelerate sales to new customers."

         Mr. Koka continued, "In addition to direct sales, we continue to leverage channel partners like IBM and Infosys. We recently finalized a license agreement with IBM to offer our legacy transformation products as part of IBM Global Services' Legacy Transformation Offerings, announced in April 2003. In Japan, our partner CTC has announced a legacy transformation offering and has set up a competency center around SEEC's products. These are developments which we believe position us for growth as IT spending recovers."

         As reported last week, SEEC has named Corey Leibow Executive Vice President of Worldwide Sales and Services. "The addition of Corey to our team is a positive step towards generating sales momentum in the coming months," Mr. Koka said. "His experience and track record at other growing software companies will be invaluable as we move forward."

         Revenues in the first quarter included a composite application license sale to a customer in the chemicals industry and a license sale of legacy transformation products to Infosys Technologies, a major consulting and information technology services company with 15,000 employees worldwide.

            SEEC will broadcast its first quarter conference call on August 8, 2003 at 10:30 a.m. (Eastern time) over the Internet through Investor Broadcast Network's Vcall website at www.vcall.com. It is recommended that investors visit Vcall in advance to ensure that their computers have the required hardware and software for the conference call audio and video.

ABOUT SEEC, INC.

         SEEC delivers industry-specific composite applications that link customers, partners, employees and suppliers across the value chain, driving new operating efficiencies and profitable growth. SEEC's composite application approach and legacy transformation technology results in faster delivery (120 days or less), lower costs, and a rapid time to value.

         SEEC's customers include Fortune 500 companies and other leading organizations throughout the world. Based in Pittsburgh, SEEC has offices in Redwood City, California; Chicago; New York; London; and Hyderabad, India; plus sales and services alliances with independent software vendors and leading IT service providers in the Americas, Europe and Asia. More information is available at www.seec.com.

                                    -- ###--

(C)2003 SEEC, Inc.  SEEC product names are trademarks of SEEC, Inc.

FORWARD-LOOKING STATEMENTS
         This news release contains forward-looking statements regarding future events or results, including the ability to realize the full strategic and financial potential of its acquisition of the Asera assets and increased IT spending. SEEC cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include the ability to realize expected benefits of the acquisition of the Asera assets; the ability to transition SEEC's sales process, the ability to leverage channel partners; and customers' further reductions of IT spending. Each and all of these factors could be due to overall general economic conditions, or conditions in the software market, or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in SEEC's filings with the Securities and Exchange Commission, specifically, SEEC's Annual Report on Form 10-K/A for the year ended March 31, 2003. SEEC undertakes no obligation to update its forward-looking statements at any time or for any reason.

SEEC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED JUNE 30,
                                                    ------------------------------
                                                        2003               2002*
                                                    -----------        -----------
REVENUES:
    Software licenses                               $   503,204        $   431,563
    Software maintenance                                535,163            109,357
    Professional services                               424,778            203,319
                                                    -----------        -----------
    Total revenues                                    1,463,145            744,239
                                                    -----------        -----------
OPERATING EXPENSES:
    Cost of revenues:
    Software licenses                                   218,355              9,384
    Software maintenance                                280,868             78,222
    Professional services                               791,565            196,203
                                                    -----------        -----------
    Total cost of revenues                            1,290,788            283,809
    General and administrative                          848,255            423,627
    Sales and marketing                               1,113,241            935,358
    Research and development                            817,264            389,016
    Amortization of intangible assets                    23,180              7,369
    Restructuring costs                                    --              344,253
                                                    -----------        -----------
    Total operating expenses                          4,092,728          2,383,432
                                                    -----------        -----------
LOSS FROM OPERATIONS                                 (2,629,583)        (1,639,193)
                                                    -----------        -----------
INTEREST AND OTHER INCOME (EXPENSE), NET:
    Interest income                                      28,718             87,020
    Interest expense                                   (104,385)               (37)
    Other, net                                           39,716             (8,102)
                                                    -----------        -----------
TOTAL INTEREST AND OTHER INCOME (EXPENSE), NET          (35,951)            78,881
                                                    -----------        -----------
NET LOSS                                            $(2,665,534)       $(1,560,312)
                                                    ===========        ===========
Basic and diluted net loss per common share         $     (0.36)       $     (0.26)
                                                    ===========        ===========
Weighted average number of basic and
    diluted common and common equivalent
    shares outstanding                                7,319,992          6,082,144
                                                    ===========        ===========

--------------
* Includes reclassifications made to conform to current year classifications.

                                   Page Three

SEEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------

                                                                              JUNE 30,          MARCH 31,
                                                                                2003               2003
                                                                            ------------       ------------
                                                                             (UNAUDITED)        (AUDITED*)
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                 $  5,368,929       $  9,531,610
  Short-term investments                                                       1,811,182            537,034
  Accounts receivable, net                                                       980,323          1,809,994
  Prepaid expenses and other current assets                                      558,554            518,482
                                                                            ------------       ------------
  Total current assets                                                         8,718,988         12,397,120
PROPERTY AND EQUIPMENT, NET                                                      756,069            823,872
AMORTIZABLE INTANGIBLE ASSETS, NET                                             2,426,807          2,627,368
GOODWILL                                                                       3,067,091          3,067,091
                                                                            ------------       ------------
                                                                            $ 14,968,955       $ 18,915,451

                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                  $  1,814,727       $  2,671,292
  Deferred revenues                                                            1,621,782          2,045,745
  Note payable                                                                 2,112,525          2,112,525
                                                                            ------------       ------------
  Total current liabilities                                                    5,549,034          6,829,562
                                                                            ------------       ------------
SHAREHOLDERS' EQUITY:
  Common stock and additional paid-in capital                                 35,958,080         35,958,080
  Accumulated deficit                                                        (25,964,455)       (23,298,920)
  Less treasury stock, at cost                                                  (584,301)          (584,301)
  Accumulated other comprehensive income                                          10,597             11,030
                                                                            ------------       ------------
  Total shareholders' equity                                                   9,419,921         12,085,889
                                                                            ------------       ------------
                                                                            $ 14,968,955       $ 18,915,451

   * Condensed from audited financial statements

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
-------------------------------------------------------------------------------

                                                                              THREE MONTHS ENDED JUNE 30,
                                                                            -------------------------------
                                                                                2003               2002
                                                                            ------------       ------------
CASH FLOWS USED BY OPERATING ACTIVITIES                                     $ (2,880,083)      $ (1,394,266)
                                                                            ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net of disposals                          (4,604)            (5,668)
   Purchases of short-term investments                                        (1,255,374)              --
   Sales of short-term investments                                                  --              300,000
   Other, net                                                                    (22,620)           (11,339)
                                                                            ------------       ------------
     Net cash provided (used) by investing activities                         (1,282,598)           282,993
                                                                            ------------       ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     (4,162,681)        (1,111,273)
Cash and cash equivalents, beginning of period                                 9,531,610         10,473,967
                                                                            ------------       ------------
Cash and cash equivalents, end of period                                    $  5,368,929       $  9,362,694
                                                                            ============       ============


                                   Page Four